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                                                                    Exhibit 23.1


                          Independent Auditors' Consent

The Board of Directors
Yardville National Bancorp:

We consent to the use of our report dated January 29, 2002, with respect to the consolidated statements of condition of Yardville National Bancorp and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, incorporated herein by reference.


/s/ KPMG LLP


Short Hills, New Jersey
January 29, 2003